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                                                                    EXHIBIT 21.1

                                              SUBSIDIARIES OF STERIS CORPORATION

      STERIS has no parent company. As of March 31, 1998, certain of its direct and indirect subsidiaries were as follows:

        Subsidiary                                            Location
        ----------                                            --------
        STERIS Foreign Sales Corporation                      US Virgin Islands
        Medical & Environmental Designs, Inc. (MED Inc.)      Missouri
        STERIS GmbH                                           Germany
        STERIS S.A.                                           Belgium
        STERIS S.r.l.                                         Italy
        Ecomed, Inc.                                          Indiana
        STERIS Korea Limited                                  Korea
        Surgicot, Inc.                                        Delaware
        Calgon Vestal, Inc.                                   Delaware
        Isomedix Inc.                                         Delaware
        Isomedix Corporation                                  Canada
        Isomedix Management Inc.                              Delaware
        Isomedix Operations Inc                               Delaware
        American Sterilizer Company                           Pennsylvania
        STERIS Inc.                                           Delaware
        STERIS Canada Inc.                                    Canada
        STERIS Canada Corporation                             Canada
        STERIS Europe, Inc.                                   Delaware
        CLBV Limited                                          United Kingdom
        AEI AMSCO Holdings B.V.                               Netherlands
        AMSCO Finn-Aqua Oy                                    Finland
        AMSCO Finn-Aqua GmbH                                  Germany
        AMSCO S.A./N.V.                                       Belgium
        AMSCO Finn-Aqua, S.A.  (Spain)                        Spain
        AMSCO Finn-Aqua S.A.  (France)                        France
        STERIS Limited                                        United Kingdom
        STERIS Asia Pacific, Inc.                             Delaware
        AMSCO Japan, K.K.                                     Japan
        AMSCO Hong Kong Limited                               Hong Kong
        STERIS Singapore Pte. Ltd.                            Singapore
        American Sterilizer (Thailand) Co. Ltd.               Thailand
        STERIS Latin America, Inc.                            Delaware
        AMSCO Brasil Comercio e Servicos Ltda.                Brazil
        AMSCO de Costa Rica, S.A.                             Costa Rica

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